EXHIBIT 99.77o

                                   FORM 13f-3

                              THE BLACKROCK FUNDS

                         Record of Securities Purchased
                    Under the Trust's Rule 10f-3 Procedures

1. Name of Purchasing Portfolio: BlackRock National Municipal Fund (BR-NATL), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), MuniYield New York Insured Fund, Inc. (MYN), BlackRock MuniHoldings New York Insured Fund, Inc.
(MHN), BlackRock New York Municipal Bond Fund (BR-NY), BlackRock New York Insured Municipal Income Trust (BSE), BlackRock New York Municipal Income Trust
(BRN), BlackRock New York Municipal Bond Trust (BQH), The BlackRock NY Investment Quality Municipal Trust (RNY), BlackRock New York Municipal Income Trust II (BFY)

2.   Insurer: New York City Water Finance Authority

3.   Date of Purchase: 3/21/07

4.   Underwriter from whom purchased: Siebert

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) \ managing or participating in syndicate: Merrill Lynch

6. Aggregate principal amount of purchased (out of total offering): 55,000,000 out of $587,975,000

7. Aggregate principal amount purchased by the funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment disrection (out of the total offering): 55,000,000 out of 587,975,000

8.   Purchase price (net of fees and expenses): 96.617,96.588

9.   Date offering commenced: 3/21/07

10.  Offering price at end of first day on which any sales were made:


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11.  Have the following conditions been satisfied:   YES   NO
                                                     ---  ----

     a.   The securities are part of an issue
          registered under the Securities Act of
          1933, as amended, which is being offered
          to the public, OR are Eligible Foreign
          Offerings, OR are securities sold in an
          Eligible Rule 144A Offering OR part of
          an issue of government securities,          X
                                                     ---  ----

     b.   The securities were purchased prior to
          the end of the first day on which any
          sales were made, at a price that was not
          more than the price paid by each other
          purchaser of securities in the offering
          or in any concurrent offering of the
          securities (except, in the case of an
          Eligible Foreign Offering, for any
          rights to purchase required by laws to
          be granted to existing security holders
          of the Issuer) OR, if a rights offering,
          the securities were purchased on or
          before the fourth day preceding the day
          on which the rights offering terminated.    X
                                                     ---  ----

     c.   The underwriting was a firm commitment
          underwriting.                               X
                                                     ---  ----

     d.   The commission, spread or profit was
          reasonable and fair in relation to that
          being received by others for
          underwriting similar securities during
          the same period.                            X
                                                     ---  ----

     e.   In respect of any securities other than
          Eligible Municipal Securities, the
          issuer of such securities has been in
          continuous operation for not less than
          three years (including the operations of
          predecessors).                              X
                                                     ---  ----

     f.   Has the affiliated underwriter
          confirmed that it will not receive any
          direct or indirect benefit as a result
          of BlackRock's participation in the
          offering?                                   X
                                                     ---  ----

Received from Walter O'Connor                  Date: 03/27/07
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